Exhibit 2.3
CONSUMER DIRECT OF AMERICA
AND CRUSADER CAPITAL PARTNERS II, LLC
COMMON STOCK PURCHASE AGREEMENT
PURCHASE OF SHARES OF COMMON STOCK OF CONSUMER DIRECT OF AMERICA IN PRIVATE PLACEMENT UNDER REGULATION D, RULE 506 OF THE SECURITIES ACT OF 1933
July 29, 2005

CONSUMER DIRECT OF AMERICA
COMMON STOCK PURCHASE AGREEMENT
Table of Contents
Page No.

1. Sale and Purchase of Common Stock	1

2. Purchase Price	1

3. Closings and Subsequent Closings	2

4. Representations and Warranties of the Company	2

5. Representations and Warranties of the Purchaser	14

6. Further Agreements of the Parties	15

7. Other Obligations of the Parties	19

8. Conditions of Company’s Obligations	20

9. Miscellaneous	22
Appendix I — Schedule of Purchases of Common Stock
Disclosure Schedules

i

CONSUMER DIRECT OF AMERICA
COMMON STOCK PURCHASE AGREEMENT
     THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2005 (the “Effective Date”), by and between Consumer Direct of America, a corporation organized and existing under the laws of the State of Nevada (the “Company”), and Crusader Capital Partners II, LLC, a limited liability company organized and existing under the laws of the State of New York (the “Purchaser”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in Section 9.1.
W I T N E S S E T H:
     WHEREAS, the Board of Directors of the Company seeks to cause the Company to obtain additional funding for the purpose of consummating acquisitions and furthering growth, the Spin Off (as defined herein) and for its working capital and other needs through the issuance and sale of shares of common stock, $0.001 per value per share (“Common Stock”) to the Purchaser (the “Common Stock”); and
     WHEREAS, the Company plans to spin off the common stock of its subsidiary, Consumer Direct Lending (to be called Shearson Home Loans), a Nevada corporation (“CDL”), to its stockholders in a tax free spin off transaction where a stockholder of the Company will receive one (1) share of CDL for each share of Company Common Stock (“Spin Off”);
     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Sale and Purchase of Common Stock.
               (a) Initial Closing. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 hereof) (the “Effective Date”), the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company for the Purchase Price (as defined in Section 2 hereof), 4,166,667 shares of Common Stock for an aggregate purchase price of $250,000 representing 30.69% of the outstanding shares of Common Stock on a fully-diluted basis (taking into account the issuance and sale of Common Stock to the Purchaser under this Section 1(a)).
               (b) Subsequent Closings. On and after the Effective Date and until thirty (30) days after the Closing, unless mutually extended by the Company and the Purchaser, the Purchaser shall have the option to purchase up to an aggregate amount of $1,250,000 of additional shares of Common Stock at the Adjusted Purchase Price. “Adjusted Purchase Price” means the lower of (i) the Purchase Price (as defined in Section 2(a)) paid by purchaser at the Closing or (ii) thirty percent (30%) times the closing bid price on the trading day immediately preceding the Subsequent Closing Date as reported in the over-the-counter bulletin board (OTCBB) governed by the NASD or on the exchange where the Common Stock is then traded (if there is no closing bid price on such date, the last reported bid price shall be used), or in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Purchaser and reasonably acceptable to the Company. The date of any closing on or after the Effective Date is sometimes referred to herein as a “Subsequent Closing Date” and such closing is sometimes referred to herein as a “Subsequent Closing.” Following each Subsequent Closing, the Company shall update Appendix I to reflect all such purchases of Common Stock by the Purchaser. The Company and the Purchaser at each Subsequent Closing will become parties to, bound by and subject to the provisions of this Agreement with respect to the shares purchased at such Subsequent Closing.
     2. Purchase Price, Expenses, Commission and Management Fee.
               (a) Purchase Price. The shares of Common Stock issued and sold pursuant to Section 1 hereof shall be issued and sold to Purchaser on the Closing Date at a purchase price of six cents ($.06) per share (the “Purchase Price”) or the Adjusted Purchase Price, as applicable. Subject to the terms and conditions of this Agreement, the Purchaser shall at the Closing and any Subsequent Closing pay the Purchase Price or the Adjusted Purchase Price, as applicable of such shares by wire transfer of immediately available funds to the account of the Company as shall have been designated in advance to the Purchaser by the Company or by such other method as may be reasonably acceptable to the Company (“Payment”).
               (b) Expenses. The Company shall pay its and Purchaser’s out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby and shall pay, in connection with the execution and delivery of this Agreement, the Transaction Documents (as defined herein), or the issuance, delivery or acquisition of the Common Stock: (i) the Purchaser’s filings fees, legal fees and expenses, marketing fees (Federal Express, printing, etc.) and other fees and expenses, (ii) state Blue Sky fees, (iii) all stamp and other Taxes, and (iv) such other expenses as provided in the Registration Rights Agreement (as defined herein).
               (c) Commission. The parties acknowledge that Company and Crusader Securities, LLC, an affiliate of the Purchaser, are parties to an advisory agreement dated June 23, 2005 (“Advisory Agreement”) under which the Company is required to pay Crusader Securities, LLC fees and expenses for its investment banking services provided to the Company and its Subsidiaries. These fees are: (i) non-refundable engagement fee of $50,000 for corporate advisory services; (ii) 10% of equity raised; 7% of mezzanine or subordinated financing; and 2% of senior debt; as a capital placement fee; and (iii) 2% — 5% of total consideration paid or received in a merger or acquisition transaction (depending on the amount of aggregate consideration) as a mergers and acquisitions fee; and (iv) $50,000 for taking CDL public in the Spin Off.
               (d) Management Fee. The parties acknowledge that the Purchaser is required to pay to Crusader Capital, LLC (“Crusader Capital”), an affiliate of Purchaser, pursuant to Crusader Capital’s operating agreement and a management services agreement between Crusader Capital and Purchaser, a management fee comprising ten percent (10%) of all shares of Common Stock purchased pursuant to this Agreement. Such shares shall in all instances be issued in the name of Crusader Capital, LLC.

     3. Closing and Subsequent Closings. The initial closing of the sale and purchase of the Common Stock pursuant to Section 1 hereof (the “Closing”) shall take place at Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Pennsylvania Plaza, 37th Floor, New York, New York (in person or by facsimile) simultaneously with the execution hereof. The date on which the Closing is held is referred to in this Agreement as the “Closing Date”. At the Closing and any Subsequent Closing, the parties shall execute and deliver the documents referred to in Section 8 hereof, and the Company shall deliver to the Purchaser a certificate representing the Common Stock being purchased by the Purchaser hereby against Payment of the Purchase Price or Adjusted Purchase Price therefor as provided in Section 2 above or by such other method as may be reasonably acceptable to the Company and the Purchaser.
     4. Representations and Warranties of the Company. On and as of the Closing Date and Subsequent Closing Date, the Company hereby represents and warrants to the Purchaser as follows:
          4.1 Organization and Good Standing; Capitalization.
               (a) The Company is duly organized and validly existing under the laws of the State of Nevada and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except where the failure to so qualify would not have a Material Adverse Effect.
               (b) The authorized and issued capital stock of the Company immediately prior to the Closing Date and the legal and beneficial ownership thereof is as set forth on Schedule 4.1(b). All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable.
               (c) Except as disclosed on Schedule 4.1(c), (i) there is no option, warrant, call, right, commitment or other agreement of any character to which the Company is a party, (ii) there are no securities of the Company outstanding which, upon conversion or exchange, and (iii) there are no stock appreciation rights, or other similar rights based on securities of the Company which, in the case of clause (i), (ii) or (iii), would require the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as disclosed on Schedule 4.1(c) and other than this Agreement the Company is not a party to, nor is it aware of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.
          4.2 Authorization of Agreement; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement and the Registration

Rights Agreement (collectively, the “Transaction Documents”), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement and each of the other Transaction Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchaser, this Agreement and each of the other Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
          4.3 Subsidiaries, Joint Ventures, Partnerships, Etc.
               (a) Schedule 4.3(a) hereof sets forth a true, complete and correct list of each company or other entity in which the Company holds an interest of fifty percent (50%) or greater (each such corporation or other entity is referred to herein as a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary which are owned by the Company have been duly authorized and validly issued, and are fully paid and non-assessable. The Company, directly or indirectly, owns the percentage of capital indicated in Schedule 4.3(a) next to each such Subsidiary, free and clear of any Liens, except as set forth in Schedule 4.3(a), and except for any Permitted Liens. Unless the context otherwise requires, all references to the “Company” shall mean the Company and its Subsidiaries, collectively.
               (b) The Company is not a party to any joint venture, partnership or similar arrangement in which the Company or any of its Subsidiaries participates.
          4.4 Non-Contravention; Consents of Third Parties. Except as set forth on Schedule 4.4, none of the execution and delivery by the Company of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation of the Company or by-laws of the Company, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Permit or Order to which the Company is a party or any Contract to which the Company or any of its Subsidiaries is bound or by which the Company or any of its properties or assets is bound, (c) constitute a violation of any Law applicable to the Company or (d) result in the creation of any Lien upon the properties or assets of the Company. Except as set forth on Schedule 4.4 and other than those which have been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.
          4.5 Authorization of Shares. The issuance, sale, and delivery of the shares of Common Stock to be purchased pursuant to Section 1 has been duly authorized by all requisite action of the Company, and, when issued, sold and delivered in accordance with this Agreement and the Company’s certificate of incorporation, all such shares of Common Stock will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Company or any other Person.
          4.6 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (“Securities Act”) and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports compiled in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
          4.7 No Undisclosed Liabilities. Except for the issuance of the shares of Common Stock contemplated by this Agreement or as set forth on Schedule 4.7, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) trading day prior to the date that this representation is made.

          4.8 Taxes.
               (a) Except as set forth on Schedule 4.8(a), the Company and each of its Subsidiaries has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. Such Tax returns and reports are true and correct in all material respects. Except as set forth on Schedule 4.8(a), no deficiencies for any Tax are currently assessed against the Company or any Subsidiary, and, no Tax returns of the Company or any Subsidiary have ever been audited, and, to the knowledge of the Company, there is no such audit pending or contemplated. Neither the Company nor any of its Subsidiaries has received any notice of any audit of any of the Tax returns by any United States or foreign taxing authority. There is no Tax lien, whether imposed by any foreign, federal, state or local taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries other than Liens for Taxes which are not yet due. Neither the Company nor any of its Subsidiaries has executed any waiver of the statute of limitations on the assessment or collection of any Tax or governmental charge. The Company and its Subsidiaries have properly charged, collected and paid all applicable stamp, sales, use and other similar Taxes on or before the Closing Date.
               (b) Neither the Company nor any of its stockholders (present or former) has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company (or its predecessor companies) be taxed as an S Corporation. The Company (and its predecessor companies) have never been a member of an affiliated group (within the meaning of Section 1504 of the Code or any similar provision of state, local or foreign law) filing a consolidated, uniform or combined tax return.
               (c) The transactions contemplated hereby will not give rise to the payment of any amount pursuant to any employment agreement or other agreement to which the Company or any Subsidiary is a party, being non-deductible by the Company or any Subsidiary by reason of Section 280(G) of the Code.
          4.9 Real Property.
               (a) Owned. The Company owns no real estate.
               (b) Leased.
                    (i) Schedule 4.9(b)(i) sets forth a complete list of all real property and interests in real property leased by the Company or any of its Subsidiaries (each, a “Real Property Lease”, and collectively, the “Real Property Leases”) as lessee or lessor. The Company or the applicable Subsidiary has a good and valid leasehold interest in and to the leasehold estates in all Real Property Leases, in each case free and clear of all Liens other than Permitted Liens. Neither the Company nor any Subsidiary has any reason to believe that such leasehold interest would not be insurable subject to customary exceptions.

                    (ii) Except as set forth on Schedule 4.9(b)(ii), each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company or the applicable Subsidiary or, to the knowledge of the Company or such Subsidiary, by any other party thereto, and to the knowledge of the Company or such Subsidiary no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.
                    (iii) No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company or a Subsidiary by a third party, all necessary consents to such assignments or subleases have been obtained.
                    (iv) Except as set forth on Schedule 4.9(b)(iv), with respect to the leasehold estates in all Real Property Leases: (i) to the knowledge of the Company and its Subsidiaries, no portion thereof is subject to any Legal Proceeding, and to the knowledge of the Company and its Subsidiaries, there is no threatened condemnation or proceeding with respect thereto; (ii) there are no Contracts to which the Company or any Subsidiary is a party, granting to any one or more Persons other than the Company or such Subsidiary the right of use or occupancy of any portion of the parcels subject to the Real Property Leases; (iii) there are no Persons (other than the Company, its Subsidiaries or its lessees disclosed pursuant to clause (ii) above) in possession of the property subject to the Real Property Leases; (iv) the physical condition of the property subject to the Real Property Leases is sufficient to permit the conduct of the business of the Company and its Subsidiaries as presently conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; and (v) to the knowledge of the Company and its Subsidiaries, the material properties subject to the Real Property Leases have been leased at fair market value.
          4.10 Title to Assets. The Company and the Subsidiaries own good and marketable title to all personal property owned by them that is material to the business of the Company and Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment which is neither delinquent nor subject to penalties.
          4.11 Intellectual Property Rights. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.12 Litigation. There are no Legal Proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened, that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Company or any Subsidiary in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 4.12 there are no Legal Proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or assets, and, to the knowledge of the Company and its Subsidiaries, there is no reasonable basis for any such Legal Proceeding. There is no outstanding or, to the knowledge of the Company and its Subsidiaries, threatened Order of any Governmental Body against, in respect of or naming the Company or any of its Subsidiaries or in respect of any of their respective properties or assets or against the Company or its Subsidiaries.
          4.13 Compliance with Laws; Permits.
               (a) The Company and each Subsidiary is and at all times has been in compliance in all material respects with all material Laws and material Orders promulgated by any Governmental Body applicable to the Company or such Subsidiary, or to the conduct of the business or operations of the Company or such Subsidiary, or the use of any of their respective properties (including any leased properties) and assets. Neither the Company nor any Subsidiary has received any notices of violation or alleged violation of any such Law or Order by any Governmental Body.
               (b) The Company and each Subsidiary has all material Permits necessary for the conduct of its business as currently conducted and as proposed to be conducted. The Company and each Subsidiary has complied in all material respects with all conditions of such Permits applicable to it; no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation has occurred in the due observance of any such Permit; all such Permits are in full force and effect without further consent or approval of any Person; and neither the Company nor any Subsidiary has received any notice from any source to the effect that there is lacking any such material Permit required in connection with the current operations of the Company or such Subsidiary.
          4.14 Environmental and Safety Laws. Neither the Company nor any Subsidiary is in violation of any applicable Laws relating to the environment or occupational health where the failure to so comply could have a Material Adverse Effect with respect to health and safety and the environment and no material expenditures are or will be required in order to comply with any such existing Laws.
          4.15 Investment Company Act. Neither the Company nor any Subsidiary is, nor is the Company or any Subsidiary directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.
          4.16 Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company, its Subsidiaries and their respective properties, business and projects against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has reason to believe that the Company and its Subsidiaries will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or the applicable Subsidiary. Neither the Company nor any Subsidiary is in default in any material respect with respect to any provision contained in any insurance policy maintained by the Company or any of its Subsidiaries, and neither the Company nor any Subsidiary has failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.
          4.17 Securities Laws; No General Solicitation. Based upon the representations of the Purchaser contained in Section 5.2, the Company has complied in all material respects with all applicable U.S. federal and state securities laws in connection with the offer, issuance and sale of the Common Stock pursuant to this Agreement. Neither the Company nor anyone acting on its behalf has sold, offered to sell or solicited offers to buy the Common Stock or similar securities to, or solicited offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Common Stock pursuant to this Agreement under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any Person acting on its behalf has offered the Common Stock to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.
          4.18 Registration Rights. Except for the rights set forth in Registration Rights Agreement between the Company and the Purchaser dated the date hereof (the “Registration Rights Agreement”), no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement. The Company will use its best efforts within sixty (60) days of the Closing to file a registration statement on Form SB-2 with the Securities Exchange Commission for the Common Stock being purchased by Purchaser pursuant to this Agreement.
          4.19 Compliance With Federal and State Laws and Regulations With Respect to Mortgage Brokerage and Banking Business. The Company is subject to stringent state and federal regulation with respect to its business set for in the Regulation and Licensing and Regulation of Mortgage Brokerage Loan Business sections of the Company’s Form 10-KSB/A for the fiscal year ended 12/31/04. The business of the Company complies with all regulations set for such sections of the Company’s Form 10-KSB/A for the fiscal year ended 12/31/04.
          4.20 Disclosure. This Agreement, the other Transaction Documents and any other documentation or written information furnished to the Purchaser by the Company, together in each case with any exhibits, appendices or schedules hereto or thereto, taken together and in the context of all such written materials provided to the Purchaser by the Company, in each case, as furnished or disclosed in connection with the decision to purchase the shares of Common Stock, do not contain any untrue statement of material fact or omit any material fact necessary to make the statements herein or therein, when taken together and in the context of such written materials, not materially misleading in light of the circumstances under which they were made. There is no fact which has not been disclosed to the Purchaser of which the Company or any Subsidiary has knowledge and which has had or which the Company or any Subsidiary reasonably anticipates could reasonably be expected to result in a Material Adverse Change.
          4.21 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.
          4.22 Sarbanes-Oxley. Except as set forth in the SEC Reports, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of the Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

          4.23 Certain Fees. Other than the fees payable to Crusader Securities pursuant to the Advisory Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person (collectively, “Intermediary”) with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.
          4.24 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12 (g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company is in compliance with the rules and regulations of the NASD with respect to the trading of its shares of Common Stock on the OTCBB.
          4.25 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.
          4.26 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of the Company are listed or designated.
          4.27 Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Common Stock hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to reasonably believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date or Subsequent Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.
          4.28 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
          4.29 Accountants. The Company’s accountants are set forth on Schedule 4.29 of the Disclosure Schedule. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ending December 31, 2004, are a registered public accounting firm as required by the Securities Act.
          4.30 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

          4.31 Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Stock, purchased by Purchaser, (ii) sold, bid for, purchase, or paid any compensation for soliciting purchases of, any of the Common Stock purchased by Purchaser (other than for the fees to Crusader Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase an other securities of the Company.
     5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:
          5.1 Capacity; Authorization. The Purchaser has all legal power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser and, assuming due execution and delivery by the Company and each other applicable party to this Agreement and the other Transaction Documents, this Agreement and each of the other Transaction Documents to which the Purchaser is a party will constitute a legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
          5.2 Investment Purposes. (a) The Purchaser is acquiring the Common Stock it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution or transfer thereof within the meaning of the Securities Act, and the Purchaser is not participating directly or indirectly in the underwriting of any such distribution or transfer of the Common Stock, nor will the Purchaser act in any way that would deem the Purchaser an underwriter, within the meaning of the Securities Act, of the Common Stock, (b) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (d) the Company has made available to the Purchaser the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment and to verify the accuracy of any information, documents, financial statements, records and books made available by the Company and its representatives, (e) the Purchaser understands, acknowledges and agrees that, except as otherwise provided in the Registration Rights Agreement, the Common Stock has not been and will not be registered under (and that the Company has no present intention to register the Common Stock) the Securities Act or applicable state securities laws, and may not be sold or otherwise transferred by the Purchaser to a United States person unless the Common Stock has been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom, (f) except for Crusader Securities, LLC and its Affiliates, no broker has acted on behalf of the Purchaser in connection with this Agreement, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser, (g) the Purchaser can bear the economic risks of an investment in the Company for an indefinite period of time and has adequate means of providing for the Purchaser’s current needs and possible personal contingencies and has no present or contemplated need for liquidity of the Purchaser’s investment in the Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, (h) the Purchaser has been represented by such advisors, each of whom has been personally selected by the Purchaser, as the Purchaser has found necessary to consult concerning the transaction contemplated hereby, (i) with respect to any tax aspects of the issuance of the Common Stock to the Purchaser, the Purchaser is relying solely upon the advice of the Purchaser’s own personal tax advisors, and/or upon the Purchaser’s own knowledge with respect thereto, (j) the Purchaser understands that the shares of Common Stock are “restricted securities” under the Securities Act and may not be sold without being registered under the Securities Act, or sold pursuant to an exemption thereunder, (k) none of the Purchaser, any member of the Purchaser, nor any Affiliate of any such Person has engaged in any form of general solicitation or general advertising (as such terms are defined in Rule 502(c) under the Securities Act) or in any “directed selling efforts” (as such term is defined in Regulation S under the Securities Act), and (l) none of the Purchaser, any member of the Purchaser, nor any Affiliate of any such Person has offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) of the Company in a manner which would require registration under the Securities Act.
          5.3 Litigation. There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.
          5.4 Certain Trading Activities. Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any short sales involving the Company’s securities). Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
          5.5 Access To Information. Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Common Stock and the merits and risks of investing in the Common Stock; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii)

the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Common Stock. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its Representatives shall modify, amend or affect Purchaser’s right to reply on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.
     6. Further Agreements of the Parties.
          6.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Common Stock under this Agreement for the Spin Off, acquisitions of companies and businesses in its line of business, and for working capital and general corporate purposes.
          6.2 Access to Information. The Purchaser shall be entitled to inspect and examine the books, records, files, financial statements, long-term business plans and other business plans of the Company. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the other Transaction Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination of the affairs of the Company and investigation as may be reasonably requested, the Company shall cause its Representatives to cooperate fully with the Representatives of the Purchaser in connection with such review and examination.
          6.3 Other Actions. The Company and the Purchaser agree to execute and deliver such other documents and take such other actions as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the other Transaction Documents.
          6.4 Indemnity.
               (a) The Company agrees to indemnify, defend and hold harmless the Purchaser (and its members (and each officer and director thereof), managers, officers, Employees, Affiliates, Representatives and permitted assigns) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys’ fees, disbursements and related charges) (collectively, “Losses”) based upon, arising out of or otherwise in respect any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or any action instituted against Purchaser, or its Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or of any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

               (b) The Purchaser agrees to indemnify, defend and hold harmless the Company (and its directors, officers, stockholders, Employees, Affiliates, Representatives and permitted assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach by the Purchaser of any representations or warranties of the Purchaser (and no other) contained in this Agreement up to a maximum amount not to exceed the aggregate Purchase Price and Adjusted Purchase Price, as applicable, paid by the Purchaser.
               (c) A party that receives a claim from a third party which may result in Losses for which the party would be eligible to be indemnified hereunder (the “Indemnified Party”) will promptly notify the other party (the “Indemnifying Party”) of the claim (the “Notice of Claim”). The Indemnifying Party shall assume the defense of such claim through counsel of its own choosing approved by the Indemnified Party (such approval not to be unreasonably withheld) and shall make all decisions regarding the defense thereof, including any decision to settle such claim, provided that any settlement which would result in the imposition of injunctive or other equitable relief or any liability or Loss against the Indemnified Party is subject to the Indemnified Party’s consent, such consent to be given or withheld in such Indemnified Party’s sole discretion. If the Indemnifying Party assumes the defense of the claim, the Indemnified Party shall fully cooperate in such defense at the cost and expense of the Indemnifying Party. In such case, the Indemnified Party, may, at its own expense, elect to participate in the defense of the claim through counsel of its choosing, in which case the Indemnifying Party shall have no obligation to indemnify the Indemnifying Party for the costs and expenses of such counsel. If the Indemnifying Party fails to confirm in writing that it will assume the defense of the claim within ten days after receipt of the Notice of Claim, the Indemnified Party may defend the claim through counsel of its own choosing at the cost and expense of the Indemnifying Party.
               (d) All representations and warranties set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement (including the other Transaction Documents) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of the Purchaser, the knowledge of the Purchaser, or the acceptance by the Purchaser of any certificate or opinion.
          6.5 Other Affirmative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:
               (a) The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay, and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.
               (b) The Company shall maintain insurance (including, if determined in good faith by the Board of Directors of the Company, key man life insurance for key Employees of the Company) with a reputable insurance company or association in such amount and covering such risks as is customary coverage covering its properties and businesses customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or any Subsidiary operates for the type and scope of its properties and businesses and the Company shall maintain, and cause each Subsidiary to maintain, such insurance. The Company will not cause or permit any assignment of the proceeds of the life insurance policies specified in the first sentence of this paragraph and will not borrow against such policies.
               (c) The Company shall preserve and maintain (except where noncompliance will not result in a Material Adverse Effect) and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain (except where noncompliance will not result in a Material Adverse Effect), its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. The Company (except where noncompliance will not result in a Material Adverse Effect) shall use commercially reasonable best efforts to secure, preserve and maintain and cause each Subsidiary (except where noncompliance will not result in a Material Adverse Effect) to use commercially reasonable best efforts to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, Permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary.
               (d) The Company shall comply, and cause each Subsidiary to comply, in all material respects, with the requirements of all applicable Laws and Orders of any Governmental Body.
               (e) The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business shall be made.
               (f) The Company shall use commercially reasonable efforts to maintain and preserve, and cause each Subsidiary to use commercially reasonable efforts to maintain and preserve, all of its material properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, including, without limitation, the maintenance and preservation of any material patents, licenses,

Permits or agreements being used by the Company in its business as now operated and as now proposed to be operated.
          6.6 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any other public or private third parties required of the Purchaser or the Company to consummate the matters contemplated hereby, and (ii) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request.
          6.7 Notice. The Purchaser and the Company will notify each other promptly in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Purchaser or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Purchaser or the Company, as the case may be, contained in this Agreement or the other Transaction Documents as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section 6.8 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents for purposes of determining satisfaction of any condition contained herein.
          6.8 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of the Purchaser and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other’s obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither the Company nor the Purchaser will, nor will they permit any of their Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition. On each Subsequent Closing Date, the Company will deliver to the Purchaser a certificate signed by its President or Chief Financial Officer stating that the representations and warranties in this Agreement are true and correct as of such date.
          6.9 Legend. The Purchaser agrees with the Company that (unless either (i) the Common Stock is registered under the Securities Act or (ii) the Purchaser shall deliver to the Company an opinion of counsel or such other information reasonably satisfactory to the Company that the shares represented thereby need no longer be subject to the restriction contained herein) the certificates evidencing the Common Stock will bear a legend in substantially the following form:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY

STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION TO REGISTRATION IS AVAILABLE.
          6.10 Removal of Legend.
               (a) The legend endorsed on the certificates pursuant to the provisions of this Agreement shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision) and, in the case of clauses (ii) and (iii), the holder thereof has delivered to the Company an opinion of counsel or other information reasonably satisfactory to the Company that such legend is not required in order to establish compliance with any provisions of the Securities Act.
               (b) The Company acknowledges and agrees that Purchaser may from time-to-time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Common Stock to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Common Stock to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of th Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be require in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of shares of Common Stock may reasonably request in connection with a pledge or transfer of the securities, including, if the shares of Common Stock are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.
               (c) Certificates evidencing the shares shall not contain any legend (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such shares pursuant to Rule 144, or (iii) if such shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Closing Date and Subsequent Closing Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Closing Date and Subsequent Closing Date or at such time as such legend is no longer required, the delivery by Purchaser to the Company or the Company’s transfer agent of a certificate representing shares issued with a restrictive legend (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Common Stock subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s broker with the Depository Trust Company System.
               (d) Nothing herein shall limit Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any shares as required by the Transaction Documents, and Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.
               (e) Purchaser agrees that the removal of the restrictive legend from certificates representing Common Stock is predicated upon the Company’s reliance that Purchaser will sell shares of Common Stock pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
               (f) Until ninety (90) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchaser, which shall not be unreasonably withheld.
          6.11 Regulatory Compliance. The Company will comply with all state and federal regulations applicable to its business.
     7. Other Obligations of the Parties.
          7.1 Certain Notifications. At all times prior to the Closing, each party hereto shall as promptly as reasonably practicable notify the others in writing of the occurrence of any event of which it obtains knowledge which will result, or in the opinion of such party has a reasonable prospect of resulting, in the failure to satisfy the conditions specified in Section 8 hereof.
          7.2 Public Announcements. The parties hereto agree to consult promptly with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.
          7.3 Furnishing Information. Each of the parties hereto will, as soon as practicable after reasonable request therefor, furnish all the information concerning it required for inclusion in any statement or application made by any of them to any governmental or regulatory body in connection with the transactions contemplated by this Agreement.

     8. Conditions to Closing.
          8.1 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase and pay for the Common Stock which it has agreed to purchase on the Closing Date and any Subsequent Closing Date is subject to the fulfillment in all material respects prior to or on the Closing Date and any Subsequent Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:
               (a) Representations and Warranties. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date or any Subsequent Closing Date (other than those representations and warranties made expressly as of a date prior to the Closing Date or any Subsequent Closing Date) and shall then be true and correct.
               (b) Compliance with Agreement. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Company on or before the Closing Date
               (c) Execution and Delivery of Other Agreements. The Purchaser shall have received fully executed copies of the Registration Rights Agreement dated the date hereof.
               (d) Other Conditions. The Company has represented to Purchaser that there are no other conditions to Closing.
               (e) Approvals. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body, including, without limitation, the approval of any other Person required for the valid execution of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.
               (f) No Injunction. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor shall any such Order be threatened or pending.
               (g) No Material Adverse Change. Since March 31, 2005, there shall not have been a Material Adverse Change.
               (h) Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the Closing Date or any Subsequent Closing Date, executed by its Chief Executive Officer or Chief Financial Officer, certifying the satisfaction of the conditions specified in paragraphs (a) through (g) of this Section 8.1.
               (i) Supporting Documents. The Purchaser shall have received the following:
                    (i) Copies of resolutions of the Board certified by the Secretary or Assistant Secretary of the Company, Transaction Documents and the issuance of the

Common Stock, certified copies of the By-Laws and Certificate of Incorporation, as amended, of the Company, the forms of stock certificates, and all other documents and instruments to be delivered pursuant hereto and thereto; and
                    (ii) A certificate of incumbency executed by the Secretary or Assistant Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Certificate of Incorporation and By-Laws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.
               (j) Updating of Information. The Company shall have promptly delivered to the Purchaser any information concerning events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the schedules provided in connection with this Agreement, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all material respects as of the Closing Date and any Subsequent Closing Date.
          8.2 Conditions of Company’s Obligations. The Company’s obligation to issue and sell shares of Common Stock to the Purchaser on the Closing Date and any Subsequent Closing Date is subject to the fulfillment prior to or on the Closing Date and any Subsequent Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:
               (a) Representations and Warranties. The representations and warranties of the Purchaser under this Agreement shall be deemed to have been made again on the Closing Date or any Subsequent Closing Date and shall then be true and correct in all material respects.
               (b) Payment of Purchase Price or Adjusted Purchase Price. In accordance with Section 2 hereof, the Purchaser participating in the Closing or any Subsequent Closing Date shall have delivered Payment of the Purchase Price or Adjusted Purchase Price specified in Section 2 hereof to an account designated by the Company.
               (c) No Injunction. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such Order be threatened or pending.
               (d) Approvals. The Purchaser shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body, including, without limitation, the approval of any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.
     9. Miscellaneous.
          9.1 Certain Definitions.

     “Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Business Day” means each day on which banks are generally open for business in New York.
     “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
     “Contract” means any contract, agreement, indenture, note, bond, loan, guarantee, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.
     “Dollars” or “$” means the currency of the United States or its foreign currency equivalent at the time the determination is made.
     “Employee” means any current employee, office consultant, independent contractor, agent, officer or director of the Company or any Subsidiary.
     “GAAP” means generally accepted accounting principles, as in effect in the United States.
     “Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).
     “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.
     “Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar laws) of any jurisdiction and including any lien or charge arising by statute or other law.
     “Material Adverse Change” means any material adverse change in the business, assets, liabilities, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, that in making any such determination, it shall be assumed that the transactions contemplated hereunder have been consummated.

     “Material Adverse Effect” means any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the business, assets, liabilities, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (ii) on the ability of the Company and such Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.
     “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.
     “Permit(s)” means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Body.
     “Permitted Liens” shall mean (a) Liens for ad valorem real or personal property taxes or assessments not at the time due or which are not delinquent and are being contested in good faith, (b) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’, and materialmen’s and similar liens, if the obligations secured by such Liens are not then delinquent, (c) Liens for any purchase money mortgage on leased equipment, and (d) Liens in effect on the date hereof listed on Schedule 9.1.
     “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.
     “Register” means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.
     “Representatives” of a Person means its officers, Employees, consultants, agents, legal advisors and accountants.
     “SEC” means the Securities and Exchange Commission.
     “Tax” and “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, mortgage, mortgage recording, real estate transfer, real estate tax, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
          9.2 Specific Performance. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.
          9.3 Further Assurances. The Company and the Purchaser agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.
          9.4 Submission to Jurisdiction; Consent to Service of Process.
               (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
               (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.16 hereof.
          9.5 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the other Transaction Documents represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
          9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

          9.7 Headings; Interpretive Matters. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
          9.8 Securities Laws Disclosure; Publicity. The Company shall timely issue a Current Report on Form 8-K (no later than the second (2nd) Business Day following the Closing Date and any Subsequent Closing Date), reasonably acceptable to Purchaser disclosing the material terms of the transactions contemplated hereby, and shall attach forms of the Transaction Documents thereto. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency, without the prior written consent of Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or other remedy provided herein or in the Transaction Documents, Purchaser shall have the right to make, public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents, provided that Purchaser gives the Company at least two (2) Business Days’ notice of its intention to make such public disclosure and provides such intended disclosure to the Company. Purchaser shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.
          9.9 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Common Stock as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Common Stock for, the sale to the Purchaser at the Closing and Subsequent Closing and issuance to the Purchaser pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Stock required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date and Subsequent Closing Date.

          9.10 Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangements, by virtue of receiving Common Stock under the Transaction Documents or under any other agreement between the Company and the Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
          9.11 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in effecting transactions in Common Stock of the Company.
          9.12 Reimbursement. If Purchaser becomes involved in any capacity in any Legal Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Purchaser to or with any current stockholder or as a result of a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance), solely as a result of Purchaser’s acquisition of the Common Stock under this Agreement, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have the liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Common Stock under this Agreement (unless such claim arises primarily from a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence willful misconduct or malfeasance).
          9.13 Subsequent Equity Sales. Except for sales of Common Stock to Purchaser pursuant to this Agreement and except for sales of Common Stock that are not sold at a discount to the Company’s closing bid price as reported on the OTCBB immediately prior to the date of sale, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common

Stock equivalents. Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.
          9.14 Short Sales and Confidentiality After The Date Hereof. Purchaser covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any short sales during the period after the time Purchaser or any of its Affiliates started discussing the transactions with the Company contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transactions (including the existence and terms of this transaction).
          9.15 Delivery of Securities After Closing. The Company shall deliver, or cause to be delivered, the Common Stock purchased by Purchaser to Purchaser within three (3) Trading Days of the Closing Date.
          9.16 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the address or telecopier number indicated in the signature pages hereof or as subsequently modified by written notice. All notices are effective upon receipt or upon refusal if properly delivered.
          9.17 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.
          9.18 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any Affiliate of the Purchaser, but such assignment shall not relieve the assigning Purchaser of its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as a purchaser or holder of Common Stock (or any securities pursuant to which such Common Stock may be converted or exercised into) are also for the benefit of and enforceable by, any subsequent holder of such Common Stock. Upon any permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.
          9.19 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          9.20 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time-to-time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
<Remainder of Page Intentionally Blank, Signature Page Follows>

     IN WITNESS WHEREOF, the parties hereto have duly executed this Common Stock Purchase Agreement, as of the date first set forth above.

Notice Address:	The Company:

6330 S. Sandhill Road, Suite 8	CONSUMER DIRECT OF AMERICA
Las Vegas, Nevada 89120
Attention: President
Tel: 702-547-7300	By:

Name:

Title:

Fax:

Notice Address:	The Purchaser:

New York, New York	CRUSADER CAPITAL PARTNERS II, LLC
Attention: Chairman
Tel: (212) 536-7900	By its Manager: Crusader Capital, LLC
Fax: (212) 536-7979

By:

Name:

Title:

With copies to:

Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.
One Pennsylvania Plaza, 37th Floor
New York, New York 10119-3701
Attention: Thomas More Griffin, Esq.
Tel: (212) 649-4737
Fax: (973) 639-6325

Appendix I
Common Stock Purchased At Subsequent Closing

Date of Subsequent Closing	Number of Shares of Common Stock Purchased at Subsequent Closing

Schedule 4.1 (b)
Capital Stock; Ownership
9,410,000 shares of Common Stock as reported on the 10-QSB for the quarter ended 3/31/05.
The Company also plans to issue additional Common Stock and Warrants for Common Stock as follows: 9,800,000 shares to Club Vista Holdings at $2.00 per share, 1,750,000 shares to Chris Baker at $.30 per share, 1,416,667 shares to Bagus Tjahjonon at $.30 per share and 500,000 Warrants for Common Stock to Cornell.

Schedule 4.1 (c)
Warrants, Calls, Rights, Commitments, Voting Agreements and Other Rights
Reference is made to Schedule 4.1(b).

Schedule 4.3(a)
Subsidiaries, Joint Ventures, Partnership, Etc.
Reference is made to Exhibit ___of the Company’s 10-KSB/A for the fiscal year ended 12/31/04.

Schedule 4.4
Conflicts; Consents of Third Parties
None.

Schedule 4.7
Undisclosed Liabilities
None.

Schedule 4.8
Taxes
None.

Schedule 4.9(b)(ii)
Real Property — Leased
Reference is made to Item 2, Description of Property, as set forth in the Company’s 10-KSB/A for the fiscal year ended 12/31/04 which describes the Company’s leased real property and the real property leases contained in the Exhibits to the Form 10-KSB/A for the fiscal year ended 12/31/04.

Schedule 4.9(b)(i)
Real Property Leases — Enforceability Issues
None.

Schedule 4.9(b)(iv)
Real Property Leases — Condition of Property
None.

Schedule 4.12
Legal Proceedings
Reference is made to the Legal Proceedings sections of the Company’s 10-KSB/A for the fiscal year ended 12/31/04 and 10-QSB for the quarter ended 3/31/05.

Schedule 4.29
Accountants
Chavez & Koch

Schedule 9.1
Liens
Reference is made to the loan agreements and liens described in Item 1, Description of Business, of the Company’s 10-KSB/A for the fiscal year ended 12/31/04.

REGISTRATION RIGHTS AGREEMENT
by and between
CONSUMER DIRECT OF AMERICA
and
CRUSADER CAPITAL PARTNERS II, LLC
July 29, 2005

          REGISTRATION RIGHTS AGREEMENT, dated as of this 29 day of July, 2005 (this “Agreement”), by and between Consumer Direct of America, a Nevada corporation (the “Company”), and Crusader Capital Partners II, LLC, a New York limited liability company (“Crusader”).
W I T N E S S E T H:
          WHEREAS, the Company and Crusader are entering into a Common Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith, pursuant to which the Company is selling to Crusader Four Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (4,166,667) shares of Common Stock and pursuant to which Crusader has the right to purchase additional shares; and
          WHEREAS, a condition to Crusader’s obligations under the Purchase Agreement is that the Company enter into this Agreement to provide, among other things, certain registration rights with respect to shares of Common Stock held by Crusader;
          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Registration Rights.
The Company and Crusader covenant and agree as follows:
     Definitions. For purposes of this Section 1:
               (a) The term “Common Stock” means the Company’s common stock, par value $.001 per share.
               (b) The term “Effectiveness Date” means: (a) with respect to the Registration Statement required to be filed pursuant to Section 1.2(a), the earlier of: (i) the ninetieth (90th) day following the Execution Date and (ii) the fifth (5th) trading day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 1.2(c) or 1.2 (d) hereof, the earlier of: (i) the ninetieth (90th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under Section 1.2(c) or 1.2 (d) and (ii) the fifth (5th) trading day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.
               (c) The term “Effectiveness Period” shall have the meaning set forth in Section 1.7(b).
               (d) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (e) The term “Execution Date” means the Closing Date or Subsequent Closing Date under the Purchase Agreement.
               (f) The term “Filing Date” means: (a) with respect to the Registration Statement required to be filed pursuant to section 1.2(a), the thirtieth (30th) day following the Execution Date, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 1.2(c) or 1.2 (d) hereof, the thirtieth (30th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under Section 1.2(c) or 1.2 (d).
               (g) The terms “Form S-3” and “Form SB-2” mean such forms under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.
               (h) The term “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          (i) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.
          (j) The term “Registrable Securities” means (i) the shares of Common Stock owned by Crusader and any other shares purchased after the date hereof by Crusader under the Purchase Agreement, and (ii) any other shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clause (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by Crusader in a transaction in which its rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.
          (k) The number of shares of “Registrab1e Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities.
          (l) The term “Registration Statement” or “registration statement” means, collectively, the initial Registration Statement required to be filed pursuant to Section 1.2(a) and any additional Registration Statements contemplated by Section 1.2(c) or 1.2(d), or any other registration statement referred to in this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          (m) The term “SEC” means the Securities and Exchange Commission.
     Request for Registration by Crusader or “Demand Registration”
     If the Company shall receive at any time after the Closing or Subsequent Closing (as such terms are defined in the Purchase Agreement) a written request from Crusader that the Company file a Registration Statement under the Securities Act with respect to the Registrable Securities then outstanding, then the Company shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event no later than the Filing Date, the filing of a registration under the Securities Act of all Registrable Securities which Crusader requests to be registered. Crusader may make three (3) registration demands of the Company pursuant to this Section 1.2(a)
               (b) If: (a) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording Crusader the opportunity to review and comment on the same as required by Section 1.7(i), the Company shall not be deemed to have satisfied clause (a)), or (b) the Company fails to file with SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed,” or not subject to further review, or (c) the Company fails to respond to any comments made by the SEC within ten (10) trading days after the receipt of such comments, or (d) a Registration Statement filed hereunder is not declared effective by the SEC by the thirtieth (30th) day following its Effectiveness Date, or (e) after its Effective Date, the Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate, or Crusader is not permitted to utilize the Prospectus thereunder to resell Registrable Securities, for an aggregate of twenty (20) trading days for all such events, or (f) an amendment to the Registration Statement is not filed by the Company with the SEC within ten trading days of the SEC’s notifying the Company that such amendment is required in order for the Registration Statement to be declared effective (any such failure or breach being referred to as an “Event”, and for purposes of clauses (a) and (d), the date on which such Event occurs, or for purposes of clause (b) the date on which such five trading day period is exceeded, or for purposes of clauses (c) and (f) the date which such ten trading day period is exceeded, or, for purposes of clause (e) the date on which such twenty trading day period is exceeded, being referred to as “Event Date”), then: (x) on each such Event Date and on the first monthly anniversary of each such Event Date, the Company shall pay to Crusader an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1%) of the aggregate amounts paid by Crusader pursuant to the Purchase Agreement; and (y) on each subsequent monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Crusader an amount in cash, as liquidated damages and not as a penalty, equal to two percent (2%) of the aggregate amounts paid by Crusader pursuant to the Purchase Agreement. Such liquidated damages shall be in addition to any rights and remedies available to Crusader under the Transaction Documents and applicable law. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of twelve percent (12%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to Crusader, until such liquidated damages are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.
               (c) If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 1.2(a), then the Company shall prepare and file as soon as possible after the date on which the SEC shall indicate as being the first date or time that such filing may be made, but in any event by the Filing Date for such Registration Statement, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement. The Company shall cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date for such Registration Statement, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period for such Registration Statement.
               (d) If the Company consummates the Spin Off (as defined in the Purchase Agreement) of the shares of Common Stock of its subsidiary Consumer Direct Lending (to be called Shearson Home Loans), a Nevada corporation (“CDL”), the Company will cause CDL to enter into a registration rights agreement with Crusader containing the same provisions of this Agreement for the shares of CDL to be received by Crusader in the Spin Off.
     Procedures. If Crusader intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2. The underwriter will be selected by Crusader and shall be reasonably acceptable to the Company. Crusader shall (together with the Company as provided in subsection 1.7(h)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Crusader.
     Company or “Piggy Back” Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Crusader) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash, either on its own behalf or on behalf of itself and selling stockholders, the Company shall, at such time, promptly give Crusader written notice of such registration. Upon the written request of Crusader given within thirty (30) days after mailing of such notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of Section 1.5, cause the filing of a registration under the Securities Act of all the Registrable Securities that Crusader has requested to be registered. The Company may withdraw any registration initiated by the Company pursuant to this Section 1.4 upon notice to Crusader.
     1.5 Requirements for Registration. Crusader may not participate in any registration statement hereunder unless it completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, including an opinion of its counsel; provided, however, that Crusader shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) Crusader’s ownership of its Registrable

Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) Crusader’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested.
          1.6 Form S-3 and SB-2 Registration. In case the Company shall receive from Crusader a written request or requests that the Company effect a registration on Form S-3 or SB-2 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Crusader, the Company will:
               (a) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Crusader’s Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.6: (i) if Form S-3 is not available for such offering by Crusader (in such case, the registration shall be on Form SB-2); (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (iii) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.4.
               (b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of Crusader. Registrations effected pursuant to this Section 1.6 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or Section 1.4.
          1.7 Registration Procedures. Whenever Crusader has requested that any Registrable Securities be registered pursuant to the provisions of this Section 1, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as set forth in the written request, and pursuant thereto the Company shall, as expeditiously as possible:
               (a) prepare and file with the SEC registration statement(s) with respect to such securities on the appropriate forms, and use its best efforts to cause such registration statement(s) to become and remain effective in accordance with Section 1.7(b) hereof and in accordance with all laws, rules and regulations applicable thereto;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement(s) and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement(s) effective until the earlier of (i) the sale of all Registrable Securities covered thereby, (ii) the date required therefor by the underwriters in the underwriting agreement, or (iii) 120 days following the effectiveness of such registration statement (except in the case of a registration effected pursuant to Section 1.6, in which case, the Company will take such actions as are necessary to cause the registration statement to remain effective until the sale of all Registrable Securities covered thereby) (the “Effectiveness Period”), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement(s);
               (c) furnish to Crusader such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Crusader may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;
               (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement(s) under the securities or blue sky laws of such jurisdictions as Crusader shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable Crusader to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

               (e) at any time when a prospectus relating thereto covered by such registration statement(s) is required to be delivered under the Securities Act within the appropriate period mentioned in Section 1.7(b) hereof, promptly notify Crusader and each underwriter and (if requested by Crusader) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of Crusader, prepare, file and furnish to Crusader a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
               (f) if the Company has delivered preliminary or final prospectuses to Crusader and after having done so the prospectus is amended to comply with the requirements of the Securities Act, promptly notify Crusader and, if requested, Crusader shall immediately cease making offers of Registrable Securities and return all prospectuses in Crusader’s possession to the Company, other than permanent file copies retained by Crusader. The Company shall promptly provide Crusader with revised prospectuses and, following receipt of the revised prospectuses, Crusader shall be free to resume making offers of the Registrable Securities;
               (g) furnish, at the request of Crusader on the date such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of outside counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Crusader and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and Crusader;
               (h) if any proposed registration effected pursuant to Section 1 involves an underwritten public offering, (i) subject to Section 1.2 select a reputable managing underwriter to underwrite such public offering, (ii) cause all Registrable Securities to be listed for trading on the principal national securities exchange (including, without limitation, the NASDAQ National Market System) (as defined in the Exchange Act) where the Company’s stock is listed for trading, or the NASD Over the Counter Bulletin Board, and (iii) enter into an underwriting agreement with the underwriter providing for such representations, warranties, covenants, conditions and indemnities as may reasonably be requested by the underwriter;
               (i) before filing a registration statement or amendment thereto, furnish to Crusader and its counsel and other representatives and the underwriters, if any, copies of each such registration statement or amendment proposed to be filed, which documents shall be made available on a timely basis for review and comment by Crusader, the underwriters (if any) and their respective representatives;
               (j) make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, as promptly as practicable, but in any event no later than ninety (90) days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-KSB and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

               (k) if requested by the managing underwriter or Crusader, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or Crusader reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by Crusader, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;
               (l) as promptly as practicable after filing with the SEC any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to Crusader, if requested by Crusader;
               (m) cooperate with Crusader and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement (if any), and enable such securities to be in such denominations and registered in such names as the managing underwriter or Crusader may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
               (n) promptly make available for inspection by Crusader, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by Crusader or any such underwriter (collectively, the “Inspectors”), upon reasonable advance notice and during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement, provided that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (n) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (i) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC of documents provided supplementally or otherwise or has filed an application for SEC confidential treatment of such information which is pending or (ii) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) each party requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and; provided further, that each party agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
               (o) provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement;
               (p) cooperate with Crusader and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”);
               (q) promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;
               (r) notify Crusader promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;
               (s) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Securities;

               (t) advise Crusader, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and
               (u) if Crusader so requests, request acceleration of effectiveness of the registration statement from the SEC, provided that at the time of such request, the Company does not, in good faith, believe it is necessary to amend further the registration statement in order to comply with the provisions of this Section 1.7. If the Company wishes to further amend the registration statement prior to requesting acceleration, it shall have five (5) business days to so amend prior to requesting acceleration.
               (v) if NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by Crusader, make an issuer filing with the NASDR, Inc. Corporate Financing Department pursuant to NASDR Rule 2710(b)(10)(A)(i) and respond within five (5) trading days to any comments received from NASDR in connection therewith, and pay the filing fee required in connection therewith.
          1.8 Suspension of Dispositions. Crusader agrees that upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section l.7(e)(ii), Section l.7(e)(iii) and Section 1.7(t), Crusader will forthwith discontinue disposition of Registrable Securities until Crusader’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, Crusader will deliver to the Company all copies, other than permanent file copies then in Crusader’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 1.7(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.
          1.9 Cooperation upon a Registration. Crusader and the Company agree that, in connection with any exercise of registration rights pursuant to this Section 1, Crusader will authorize, and will authorize and direct the Board of Directors of the Company to take, such actions as are necessary and appropriate to effectuate such registration. In addition, Crusader agrees to cooperate with the Company and the underwriters of any underwritten public offering in the preparation of all documentation necessary or desirable to effectuate any registration of any Registrable Securities under the Securities Act pursuant to this Section 1, or registration or qualification of any Registrable Securities pursuant to Section 1.7(d) hereof. In addition, the Company agrees to cooperate fully with Crusader in connection with any such registration or qualification.
          1.10 Expenses.
               (a) The Company shall pay all expenses incurred by the Company in complying with the terms hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with the securities or blue sky laws of all such jurisdictions in which the Registrable Securities are proposed to be offered and sold (including reasonable fees and disbursements of counsel in connection with blue sky qualification of Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), fees and expenses incurred in connection with any listing of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or cold comfort letters required by or incident to such performance), Securities Act liability insurance (if the Company elects to obtain such insurance) and fees and disbursements of underwriters (to the extent the Company is liable therefor under the terms of any underwriting agreement), whether or not any registration statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities covered by registrations effected pursuant to

Sections 1.2 or 1.4 hereof shall be borne by Crusader in proportion to the number of Registrable Securities sold by Crusader, and except as expressly provided in this Section 1.10, in no event shall the Company pay any fees or expenses attributable to any counsel, accountants or other persons retained or employed by Crusader. Further to the foregoing, the Company shall pay all reasonable and customary expenses incurred by Crusader, including, without limitation, all reasonable expenses and fees (at the usual and customary levels charged to Crusader) of counsel for Crusader, plus, to the extent reasonably necessary, one (1) firm of local counsel for Crusader in each state or country where reasonably necessary.
               (b) At any time before the registration statement covering Registrable Securities becomes effective, Crusader may request that the Company withdraw or not file the registration statement.
          1.11 Indemnification.
     In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Section 1 or registration or qualification of any Registrable Securities pursuant to this Agreement, the Company shall indemnify and hold harmless Crusader, each underwriter of such shares, if any, each broker or any other person acting on behalf of Crusader, each director, officer, stockholder, employee, member, manager and partner of any of the foregoing and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act (each, an “Indemnified Person”) against any losses, claims, damages, liabilities or expenses, joint or several, to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are related to, result from or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to this Agreement, or arise out of, are related to, result from or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws and the Company shall reimburse on demand each Indemnified Person for any legal or any other costs and expenses reasonably incurred by any of them in connection with investigating, preparing for, defending or settling any such loss, claim, damage, liability or action by any governmental agency or body; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities pursuant to this Agreement, in reliance upon and in conformity with written information furnished to the Company by Crusader or any underwriter, broker, other person or controlling person specifically for use in the preparation thereof or arises out of or is based upon the Indemnified Person’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Person with a sufficient number of copies of the same; provided further, that the Company shall not be liable for any settlement made without its prior written consent, such consent not to be unreasonably withheld or delayed.
               (b) Before Registrable Securities shall be included in any registration pursuant to this Section 1, Crusader will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement and prospectus, and Crusader and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) above) the Company, each director of the Company, each officer of the Company who signs such registration statement, and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by Crusader or such underwriter for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by Crusader from the sale of Registrable Securities effected pursuant to such registration; provided further, that Crusader shall not be liable for any settlement made without its prior written consent, such consent not to be unreasonably withheld or delayed.
               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Sections 1.11(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 1.11, give prompt written notice to the latter of the commencement of such action (provided that the failure to give such notice shall not limit the rights of such indemnified party unless and to the extent such failure is prejudicial to its ability to defend such action). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from, in conflict with or additional to those available to the indemnifying party, or that such claim or litigation involves or could reasonably be expected to have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.11, or if the indemnifying party fails to take diligent action to defend such claim within twenty (20) days following notice thereof from the indemnified party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.11. If the indemnifying party does assume its own defense, from such time the indemnified party shall bear the expenses of its own separate counsel. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not make any settlement of the applicable claim indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld or delayed. An indemnifying party that is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party and any other such indemnified party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
               (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which an Indemnified Person makes a claim for indemnification pursuant to this Section 1.11, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 1.11 provides for indemnification in such case, then the Company and Crusader will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect, as between the indemnifying party, on the one hand, and the indemnified party on the other hand, the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) Crusader will not be required to contribute any amount in excess of the net proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, (ii) no underwriter shall be required to contribute any amount in excess of the proceeds to it from the offering pursuant to such registration statement, and (iii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 1.11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 1.11(a) and 1.11(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 1.13(d).
               (e) Notwithstanding any of the foregoing, if in connection with an underwritten public offering of any Registrable Securities, the Company, Crusader and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, the indemnification provided thereunder shall be in addition to (and not in lieu of) the indemnification provided to Crusader and the Company hereunder.
               (f) The indemnification and contribution required by this Section 1.11 shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, provided that if a court of competent jurisdiction finally determines that any Indemnified Person which has received payments hereunder does not have an indemnification right under Section 1.11 for any reason, then such Indemnified Person shall within five (5) days of such final determination, refund all amounts received hereunder to the Company.
               (g) The indemnification and contribution provided for hereunder will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and will survive the transfer of securities.
          1.12 Reports Under The Securities Exchange Act of 1934. With a view to making available to Crusader the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Crusader to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable Crusader to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act: and
               (d) furnish to Crusader, so long as Crusader owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Crusader of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Crusader, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 or (c) grant any other registration rights to any person, corporation, partnership, limited partnership, limited liability company, other business organization, trust, association or entity superior to or in conflict with the rights granted pursuant to this Agreement other than rights granted to any holder or prospective holder in connection with a commercial transaction entered into by the Company or one of its subsidiaries which is approved by the Company’s Board of Directors.
     Miscellaneous.
     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Amendments and Waivers. Any term of this Agreement may be amended or waived in writing and only with the written consent of the Company and Crusader.
     Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on the signature pages hereto, or as subsequently modified by written notice.
     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
     Specific Performance. Each party to this Agreement acknowledges that the other parties will suffer irreparable injury in the event of any breach of any provision of this Agreement and that therefore the remedy at law for any breach or threatened breach of any such provision of this Agreement will be inadequate. Accordingly, upon a breach or threatened breach of any such provision of this Agreement by any party hereto, the other parties shall, in addition and without prejudice to any of the rights and remedies they may have, be entitled as a matter of right, without proof of actual damages, to seek specific performance of such provisions of this Agreement and to such other injunctive or equitable relief to enforce, or prevent any violations (whether anticipatory, continuing or future) of, such provisions of this Agreement.
     Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.
     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     Submission to Jurisdiction; Consent to Service of Process.
     The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 2.3 hereof.
     Complete Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, between or among any of the parties hereto, with respect to the subject matter hereof.
     Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, cost and necessary disbursements in addition to any other relief to which such party may be entitled.
     Further Assurances. Each of the parties to this Agreement agrees to execute such other documents and take such other action as may be reasonably necessary to implement and carry out the intent of this agreement.
     Failure to Execute. Failure of any party to execute this Agreement renders this Agreement void as to the non-executing party, but such Agreement shall be valid and binding as to all other parties that execute such Agreement.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Common Stock Purchase Agreement, as of the date first set forth above

Notice Address:		The Company:
CONSUMER DIRECT OF AMERICA

Tel:		By:

Fax:		Name:

Title:

Notice Address:		The Purchaser:

New York, New York		CRUSADER CAPITAL PARTNERS II, LLC
Attenti	on: Chairman
Tel: (212) 536-7900		By its Manager: Crusader Capital, LLC
Fax: (212) 536-7979
By:

Name:

Title:

With copies to:
Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.
One Pennsylvania Plaza, 37th Floor
New York, New York 10119-3701
Attention: Thomas M. Griffin, Esq.
Tel: (212) 649-4737
Fax: (973) 639-6325